Exhibit 1(c)

                                  AMENDMENT TO
                   THE AMENDED AND RESTATED TRUST INDENTURE OF
                     LEXINGTON CORPORATE LEADERS TRUST FUND

                               As of June 1, 1998

     Section 3.01.(v) of The Amended and Restated Trust Indenture of Lexington Corporate Leaders Trust Fund (the "Indenture") is hereby amended pursuant to subparagraph (c) of Section 11.01 of the Indenture by:

     Deleting the phrase "(including additional shares of Common Stock received upon a stock split, with the original number of shares of the Common Stock retained in the Trust Fund)", and substituting the phrase "(excluding additional shares of Common Stock received upon a stock split, which shall remain as assets of the Trust Fund)", so that the clause now reads in its entirety:

     Any noncash distributions received by the Trustee with respect to the Common Stock (excluding additional shares of Common Stock received upon a stock split, which shall remain as assets of the Trust Fund) shall be sold for cash as soon as practicable.

Dated: As of June 1, 1998               LEXINGTON MANAGEMENT CORPORATION, as
                                        Sponsor

                                        By: /s/ Lawrence Kantor
                                            ------------------------------------

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     On this 1st day of June, 1998, before me, a notary public the undersigned officer, personally appeared Lawrence Kantor, known personally to me to be the Managing Director of Lexington Management Corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.



(Notarial Seal)       /s/ Sheila Manaker                SHEILA MANAKER
                      -----------------------  NOTARY PUBLIC, STATE OF NEW YORK
                      Notary Public                     NO. 03-4699573
                                                  QUALIFIED IN BRONX COUNTY
                                            CERTIFICATE FILED IN NEW YORK COUNTY
                                              COMMISSION EXPIRES MARCH 30, 1999

                      My Commission Expires_____________________________________


Dated:                                  STATE STREET BANK AND TRUST COMPANY, as
                                        Trustee

                                        BY: /s/ Ronald E. Logue
                                           -------------------------------------

STATE OF            )
                    )  ss.:
COUNTY OF Norfolk   )

     On this 1st day of June, 1998, before me, a notary public the undersigned officer, personally appeared Ronald E. Logan known personally to me to be the Trustee, of State Street Bank and Trust Company and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as such officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)       /s/ Elizabeth C. Dion
                      ------------------------------
                      Notary Public


                      My Commission Expires 2/4/2004
                                            ------------------------------------

                      By:
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